UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No ___)

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Preliminary Proxy Statement
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Definitive Proxy Statement
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Soliciting Material under Rule 14a-12

HIREQUEST, INC.
(Name of Registrant as Specified in Its Charter)

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111 Springhall Drive
Goose Creek, South Carolina 29445

LETTER TO STOCKHOLDERS

Dear Fellow Stockholders of HireQuest, Inc.:

2020 proved to be a challenging year in many ways for almost all Americans. The unprecedented healthcare crisis brought on by COVID-19 had many effects on society, including most of corporate America, forcing us to deal with challenges that could not have been predicted. Yet through it all, HireQuest, Inc. remained profitable. Our franchisees showed tremendous resilience and ambition. And our fiscal discipline allowed us to cut costs where necessary to maintain positive cash flow.

We are excited about where our company is headed. Already in 2021, we have closed on the acquisitions of certain assets of Snelling Staffing and Link Staffing. These acquisitions have significantly advanced our commercial staffing and light industrial presence across the nation, and have opened the door to other potential verticals.

Together, we look forward to facing and overcoming the challenges that 2021 will bring. The votes solicited in the accompanying proxy materials are vital to obtaining that goal.

The annual meeting of stockholders of HireQuest, Inc., will take place on June 17, 2021 virtually and at our corporate headquarters at 111 Springhall Drive, Goose Creek, SC 29445. The meeting will begin at 2:00 p.m. Eastern Time. To encourage social distancing and to enable stockholders to participate remotely, we are pleased to provide stockholders the opportunity to attend the meeting virtually via live audio webcast and telephone dial-in. You may attend, vote, and submit questions during the annual meeting via the internet. You may also vote prior to the annual meeting via proxy card or by logging in to www.cstproxyvote.com using the unique control number printed on your proxy card and following the prompts.

Details regarding how to attend the meeting online and the business to be conducted at the annual meeting are described in the accompanying Notice of the 2021 Annual Meeting to Stockholders and proxy statement.

Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the meeting in person or virtually, we urge you to sign, date, and return the proxy at once in the enclosed envelope, go online at www.cstproxyvote.com to vote now, or, if you are a beneficial stockholder, contact your bank or broker for instructions on voting.

Sincerely,

                                                                                                     /s/ Richard F. Hermanns
Richard F. Hermanns
Chairman of the Board of Directors
Chief Executive Officer
April 29, 2021

111 Springhall Drive
Goose Creek, South Carolina 29445

NOTICE OF THE 2021 ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 17, 2021

The 2021 Annual Meeting of Stockholders of HireQuest, Inc., a Delaware corporation (“HireQuest,” “we,” “us,” “our,” or the “Company”), will be held at the HireQuest corporate headquarters, 111 Springhall Drive, Goose Creek, South Carolina, 29445, and virtually via live audio webcast at http://www.cstproxy.com/hirequest/2021, on June 17, 2021 at 2:00 p.m. Eastern Time (the “Annual Meeting”), for the following purposes:

1.
To approve the election of directors (the “Director Proposal”);

2.
To ratify the selection of Plante & Moran, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 (the “Auditor Ratification”);

3.
To approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers as disclosed in the attached proxy statement (the “Say-on-Pay Proposal”); and

4.
To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The annual meeting may be accessed via live audio webcast. In order to access the webcast, please follow the instructions in the section titled “Virtual Meeting Option” on page 4 of the accompanying proxy statement. You may also access the meeting via telephone. The telephone line will be listen-only. Within the United States and Canada, the toll free number is (877) 770-3647. Outside the United States and Canada, the number is +1 (312) 780-0854 (standard rates apply). The passcode for telephone access is 38134446#.

The Company will transact no other business at the Annual Meeting except such business as may properly be brought before the Annual Meeting or any adjournments or postponements thereof. Please refer to the accompanying proxy statement for further information with respect to the business to be transacted at the Annual Meeting.

Stockholders of record at the close of business on April 23, 2021 will be entitled to attend and to vote at the meeting and adjournments of the meeting.

You are cordially invited to attend the meeting. Even if you do not plan to attend the meeting, we urge you to vote now. If you are a registered stockholder, simply sign, date, and return the proxy at once in the enclosed envelope or go online at www.cstproxyvote.com to vote now using the unique control number printed on your proxy card. If you are a beneficial stockholder, you must contact your banker or broker to obtain instructions on voting.

By Order of the Board of Directors of the Company,

                                                                                                     /s/ John D. McAnnar
John D. McAnnar
Chief Legal Officer, Secretary
April 29, 2021

111 Springhall Drive
Goose Creek, South Carolina 29445

PROXY STATEMENT
of
HIREQUEST, INC.

Annual Meeting of Stockholders to be held on June 17, 2021

111 Springhall Drive
Goose Creek, South Carolina 29445

PROXY STATEMENT
of
HIREQUEST, INC.

Annual Meeting of Stockholders to be held on June 17, 2021

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Stockholders

Date and Time
June 17, 2021 at 2:00 p.m., Eastern Time

Location
HireQuest, Inc.
111 Springhall Drive
Goose Creek, South Carolina 29445

and

Via live audio webcast at www.cstproxy.com/hirequest/2021

                 or

               Listen Only via telephone: (877) 770-3647 (within the U.S. and Canada) or +1 (312) 780-0854 (outside the U.S. and Canada - standard rates apply). Passcode: 38134446#

Record Date
April 23, 2021

Approximate Date Proxy Materials Are First Mailed to Stockholders
May 7, 2021

Voting Rights
Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals.

Voting Options
Even if you plan to attend our 2021 Annual Meeting of Stockholders, either in person or virtually, please read this proxy statement with care and vote right away using one of the methods below. If you are a registered stockholder, have your proxy card or voting instructions form in hand and follow the instructions.

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Go online to www.cstproxyvote.com to vote today; or
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Fill out and return your proxy card in the enclosed envelope.

If your shares are held in the name of a bank, broker, or other holder of record, you will receive instructions from the holder of record as to how to vote your shares. You must follow the instructions of the holder of record for your shares to be voted. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the Annual Meeting to vote or use it to attend the virtual meeting. For more information on the virtual meeting, see Virtual Meeting Option below.

Proposals
At the Annual Meeting, stockholders of the Company will be asked to consider and vote on the following proposals:

1.
To approve the election of directors (the “Director Proposal”);

2.
To ratify the selection of Plante & Moran, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 (the “Auditor Ratification”);

3.
To approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers as disclosed in the proxy statement (the “Say-on-Pay Proposal”); and

4.
To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Company’s Board of Directors has fixed the close of business on April 23, 2021 as the record date for determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. Only the Company’s stockholders of record as of the close of business on the record date are entitled to receive notice of the Annual Meeting, to attend the Annual Meeting, and to vote on all matters that properly come before the Annual Meeting.

This proxy statement and the accompanying form of proxy for the Company’s stockholders are first being mailed or delivered to the Company’s stockholders on or about May 7, 2021.

ADDITIONAL INFORMATION

This proxy statement incorporates important business and financial information about the Company from other documents that are not included in or delivered with this proxy statement. This information is available to you without charge upon your request. You can obtain the documents incorporated by reference into this proxy statement free of charge by requesting them in writing from the Company at the Company’s principal mailing address: 111 Springhall Drive, Goose Creek, South Carolina 29445, Attention: John D. McAnnar, Corporate Secretary or by telephone at (843) 723-7400 ext. 1000.

VIRTUAL MEETING OPTION

The Annual Meeting may be accessed virtually via live audio webcast. Both stockholders of record and “street name” or beneficial stockholders will need their name, email address, and unique control number to be able to attend the Annual Meeting via live audio webcast, submit their questions during the meeting and vote their shares electronically at the meeting by following the instructions below. All those wishing to attend virtually should log into the system at least fifteen minutes before the meeting begins.

If you are a stockholder of record:

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You will need to enter your name, email address, and control number (included on your proxy card) as part of the registration.
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On the day of the Annual Meeting, you may enter the Annual Meeting by entering your name, email address, and control number included on your proxy card at www.cstproxy.com/hirequest/2021.
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If you wish to vote your shares electronically at the Annual Meeting, you may do so by following the prompts for voting on the Annual Meeting website (you will need the control number included on your proxy card).

If you are a beneficial or “street name” stockholder, you must:

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Obtain a legal or broker’s proxy from your broker, bank, or other nominee.
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Once you have your legal of broker’s proxy form, contact Continental Stock Transfer & Trust Company (“Continental Stock Transfer”) to have a control number generated. You may contact Continental Stock Transfer at (917) 262-2373 or by email at proxy@continentalstock.com. “Street name” holders who wish to attend the Annual Meeting should contact Continental Stock Transfer no later than June 10, 2021.
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You will need to enter your name, email address, and control number on the day of the Annual Meeting as part of the registration.
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You may enter the Annual Meeting by entering your name, email address, and control number at www.cstproxy.com/hirequest/2021.
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If you wish to vote your shares electronically at the Annual Meeting, you may do so by following the prompts for voting on the Annual Meeting website (you will need the control number you received from Continental Stock Transfer).

The Annual Meeting live audio webcast will begin promptly at 2:00 p.m., Eastern Time, on June 17, 2021. We encourage you to access the meeting prior to the start time. You should allow ample time for the check-in procedures on the day of the Annual Meeting.

ABOUT THIS PROXY STATEMENT

This proxy statement constitutes a proxy statement for the Company under Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The accompanying Notice of the 2021 Annual Meeting of Stockholders constitutes a notice of meeting with respect to the Annual Meeting.

You should rely only on the information contained in or incorporated by reference into this proxy statement and the accompanying notice. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement or the accompanying notice. This proxy statement is dated April 29, 2021.

The enclosed proxy is solicited by our Board of Directors.  Such solicitation is being made by mail and may also be made by directors, officers, and employees of HireQuest personally or by telephone.

Any proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting thereof by notifying us in writing at the Company’s principal mailing address listed above, attention: John D. McAnnar, Corporate Secretary, or by appearing in person or virtually at the meeting.

Shares represented by proxies will be voted as specified in such proxies, and if no choice is specified, will be voted in accordance with the Board’s recommendations: “FOR” each of the Board of Directors nominees that are standing for election to the Board of Directors, “FOR” the proposal to ratify the selection of Plante & Moran, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021, and “FOR” the Say-on-Pay Proposal. With respect to any other matter that properly comes before the Annual Meeting, Richard F. Hermanns and John D. McAnnar will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

Shares voted as abstentions on any matter (or a “withhold authority” vote as to directors) will be counted as present and entitled to vote for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but will not be deemed to have been voted in favor of such matter. If a broker submits a “non-vote” proxy, indicating that the broker does not have discretionary authority to vote certain shares on a particular matter, those shares will be counted as present for purposes of determining a quorum, but will not be considered present and entitled to vote for purposes of calculating the vote with respect to such matter.

Effect of Not Casting Your Vote

If you hold your shares beneficially or in “street name,” it is critical that you cast your vote if you want it to count in the election of directors and the advisory vote on executive compensation (Proposals 1 and 3 of this Proxy Statement). Your bank or broker is not permitted to vote your uninstructed shares on these proposals. Thus, if you hold your shares in “street name” and you do not instruct your bank or broker how to vote on Proposals 1 or 3, your shares will not be counted as having been voted on the applicable proposal and therefore will have no effect on the vote, assuming a quorum is present. Please instruct your bank or broker so your vote can be counted. Your bank or broker does have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 2 of this Proxy Statement).

Revoking or Changing Your Vote

Even if you submit a vote, you may revoke or change your vote at any time prior to or during the Annual Meeting either by:

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giving written notice to our Corporate Secretary at HireQuest, Inc., 111 Springhall Drive, Goose Creek, South Carolina 29445 revoking your proxy;
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timely delivering a later dated proxy;
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attending the Annual Meeting and voting in person; or
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attending the Annual Meeting virtually and voting online.

Expenses

All the expenses involved in preparing, assembling, and mailing this proxy statement and the material enclosed with the proxy statement will be paid by HireQuest. HireQuest may reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to beneficial owners of stock.

Outstanding Shares and Voting Rights

The Board of Directors has fixed April 23, 2021, as the record date for determining stockholders entitled to vote at the Annual Meeting. Persons who were not stockholders on such date will not be allowed to vote at the Annual Meeting. At the close of business on the record date, 13,643,166 shares of our common stock were issued. Common stock is the only outstanding class of capital stock and the only stock entitled to vote at the meeting. Each share of common stock is entitled to one vote on each matter to be voted on at the meeting. Stockholders are not entitled to cumulative voting rights.

Under applicable Delaware law, approval of each of the proposals to be voted on at the meeting, except the election of directors, requires the affirmative vote of the holders of a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter, assuming a quorum is present.  The election of the nominees requires the affirmative vote by a plurality of the voting power of the shares present and entitled to vote on the election of directors at a meeting at which a quorum is present.

Inspector of Elections

A representative of Continental Stock Transfer will serve as the inspector of elections.

CORPORATE GOVERNANCE AND OTHER BOARD INFORMATION

Board Composition and Code of Ethics

Our Board of Directors is composed of Richard Hermanns, R. Rimmy Malhotra, Edward Jackson, Kathleen Shanahan, Payne Brown, Lawrence Hagenbuch, and Jack Olmstead.

The Board has adopted the HireQuest, Inc. Code of Ethics and Business Conduct (the “Code”). A copy of the Code is available on our website at www.hirequest.com by choosing the “Invest” tab then selecting “Corporate Governance.” We will provide a copy to any stockholder free of charge upon request. We will satisfy the disclosure requirement of Item 5.05 of Form 8-K (which requires disclosure on Form 8-K or the Company website of certain waivers or amendments of the Code) by posting relevant information on our website at www.hirequest.com. The contents of our website are not incorporated by reference in this proxy statement.

Board Meetings in 2020

The full Board of Directors held ten meetings in 2020.

Director Attendance

Each of our directors attended at least 75% of all meetings of the Board and committees of which he or she was a member during 2020. We encourage, but do not require, our directors to attend our annual meeting of stockholders. All of our current directors who were serving on the Board at the time of our 2020 annual meeting attended the 2020 annual meeting.

Independent Directors

Following the 2020 annual meeting, the Board determined that the following directors are independent pursuant to the Nasdaq Listing Rules: R. Rimmy Malhotra, Kathleen Shanahan, Edward Jackson, Payne Brown, Jack Olmstead, and Lawrence Hagenbuch.

Leadership Structure of the Board

In accordance with our bylaws, our Board of Directors elects our Chief Executive Officer and our Chairman, and each of these positions may be held by the same person or may be held by two persons. The Board does not have a policy regarding whether the role of the Chairman and Chief Executive Officer should be separate. Periodically, the Board assesses these roles and the Board leadership structure to ensure the interests of the Company and its stockholders are best served.

Mr. Hermanns currently serves as our Chairman and Chief Executive Officer. In his role as Chairman, Mr. Hermanns presides over meetings of the full Board of Directors, provides guidance to the Board and management on a variety of key issues, and is responsible for long-range strategic planning for the Company. As Chief Executive Officer, Mr. Hermanns is responsible for the active management, day-to-day leadership, and overall performance of the Company. Our Board has determined that Mr. Hermanns’ involvement as both Chairman and Chief Executive Officer benefits the Company because of his proven leadership; extensive knowledge of all aspects of the Company and its business and risks, its industry, and its competitors; deep understanding of the Company’s operations and intimate involvement in the day-to-day business, permitting seamless elevation of the most critical business issues for consideration by the Board; and significant personal investment in the Company that aligns his interests with those of stockholders. The Board believes that having Mr. Hermanns serve in both capacities of Chairman and CEO currently allows for more effective execution of HireQuest’s strategic initiatives and business plans and confrontation of its challenges.

HireQuest also has a Vice Chairman, Mr. Malhotra, who is an independent director. Mr. Malhotra is an additional resource for the Board and management with respect to governance and financial matters. The Vice Chairman has the responsibility and authority to preside over all meetings of the Board of Directors at which the Chairman is not present, including executive sessions of the independent directors, serving as a key liaison between the Chairman and the independent directors, reviewing and approving agendas for the Board of Directors, recommending selection for membership for each Board committee, and being available, when appropriate, for consultation and communication with management, independent directors, the Chairman, and stockholders.

After careful consideration, the Nominations and Corporate Governance Committee and our Board have determined that HireQuest’s current Board structure with a combined Chairman and CEO role and an independent Vice Chairman, is the most appropriate leadership structure for HireQuest and its stockholders given the Company’s ownership and operating structure.

Director Nominations

The Board of Directors nominates directors for election at each annual meeting of stockholders and appoints new directors to fill vacancies when they arise. The Nominating and Governance Committee has the responsibility to identify, evaluate, recruit, and recommend qualified candidates to the Board of Directors for nomination or election.

One of the Board of Directors’ objectives in evaluating director nominations is to ensure that its membership is composed of experienced and dedicated individuals with a diversity of backgrounds, perspectives, and skills. The Nominating and Governance Committee will select nominees for director based on their character, judgment, diversity of experience, business acumen, and ability to act on behalf of all stockholders. We do not have a formal diversity policy, however, the Nominating and Governance Committee endeavors to have a Board representing diverse viewpoints as well as diverse expertise at policy-making levels in many areas, including business, accounting and finance, marketing and sales, legal, government affairs, regulatory affairs, business development, technology and in other areas that are relevant to our activities.

The Nominating and Governance Committee believes that nominees for director should have experiences, such as those mentioned above, that may be useful to the Company and the Board of Directors, high personal and professional ethics, and the willingness and ability to devote sufficient time to carry out their duties as directors effectively. The Nominating and Governance Committee believes it is appropriate for at least one, and, preferably, multiple, members of the Board of Directors to meet the criteria for an “audit committee financial expert” as defined by rules of the SEC, and for a majority of the members of the Board of Directors to meet the definition of “independent director” as defined by the Nasdaq Listing Rules. The Nominating and Governance Committee also believes it is appropriate for our CEO to participate as a member of the Board of Directors and for other members of our management team to attend and participate in Board meetings. Prior to each annual meeting of stockholders, the Nominating and Governance Committee identifies nominees first by evaluating the current directors who are willing to continue in service. These candidates are evaluated based on the criteria described above and the needs of the Board of Directors with respect to the talents and experience of its directors. In the event that a director does not wish to continue in service, the Nominating and Governance Committee determines not to re-nominate the director, a vacancy is created on the Board of Directors as a result of a resignation, an increase in the size of the Board, or other relevant event, the Committee will consider various candidates for Board membership, including those suggested by the Committee members, by other Board members, by any executive search firm engaged by the Committee, by management, or by stockholders.

Our bylaws include a provision regarding stockholder suggestions for directors: Article 2.4(ii) – Advance Notice of Director Nominations at Annual Meetings. A stockholder who wishes to suggest a prospective nominee for the Board of Directors should notify the Company’s Corporate Secretary, John D. McAnnar, in writing. The notice must include the following information regarding the nominee: (A) the name, age, business address and residence address of the nominee, (B) the principal occupation or employment of the nominee, (C) the class and number of shares of the corporation that are held of record or are beneficially owned by the nominee and any derivative positions held or beneficially held by the nominee, (D) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee, (E) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, (F) a written statement executed by the nominee acknowledging that as a director of the corporation, the nominee will owe a fiduciary duty under Delaware law with respect to the corporation and its stockholders, and (G) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election of the nominee as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation the nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected).

As to the stockholder giving such notice, the notice must include: (A) the name and address, as they appear on the corporation’s books, of the stockholder proposing such nominee and any Stockholder Associated Person (as defined in the bylaws), (B) the class and number of shares of the corporation that are held of record or are beneficially owned by the stockholder or any Stockholder Associated Person and any derivative positions held or beneficially held by the stockholder or any Stockholder Associated Person, (C) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder or any Stockholder Associated Person with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to any securities of the corporation, and (D) any material interest of the stockholder or a Stockholder Associated Person in such business. In addition, to be in proper written form, a stockholder’s notice to the secretary must be supplemented not later than ten days following the record date for notice of the meeting to disclose the information contained in clauses (B) and (C) above as of the record date for notice of the meeting. The notice must also include a statement whether either such stockholder or Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of a number of the corporation’s voting shares reasonably believed by such stockholder or Stockholder Associated Person to be necessary to elect such nominee. Submission of a prospective nominee must comply with all requirements set forth in the Company’s Bylaws.

Communications with the Board

Any interested party may communicate with the Board, the Chairman of the Board, or the non-employee directors as a group on a Board-related issue by sending a written communication to: Corporate Secretary, HireQuest, Inc., 111 Springhall Drive, Goose Creek, SC 29445. Relevant communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication. Communications that are unrelated to the duties and responsibilities of the Board such as sponsorship requests, licensing requests, annual report requests, business solicitations, advertisements, brand comments, and job inquiries, will not be forwarded. Any communication that is screened as described above will be made available to any director upon his or her request.

Executive Sessions

Our non-employee directors meet regularly in executive sessions without members of management. The Committees of the Board also generally meet in executive session after each regular meeting.

Our Board’s Role in Risk Oversight

The Board plays an active role in overseeing the identification, assessment and mitigation of risks that are material to the Company. In fulfilling this responsibility, the Board regularly consults with management to evaluate and, when appropriate, modify our risk management strategies. While certain categories of risk, such as related party transactions and oversight of internal control over financial reporting, are allocated to the Audit Committee, the entire Board is regularly informed about such risks from management and the Audit Committee.

The Board regularly reviews information regarding our primary areas of risk assessment including key risks in the strategic, competitive, economic, operational, financial, legal, compliance, regulatory, and reputational realms. Management is charged with identifying material risks that the Company faces in a timely manner, implementing strategies that are responsive to the Company’s risks, evaluating risk and risk management, and promptly communicating information regarding risk to the Board.

Hedging and Related Transactions

Pursuant to the Company’s Policy on Insider Trading, covered persons, including all directors, officers and their respective immediate family members and entities over which such covered person exercises control, are prohibited from engaging in the following transactions in the Company’s securities unless advance approval is obtained from the Company’s Compliance Officer: sales of Company securities within six months after purchase; short sales; options trading, including buying and selling of puts, calls, or other derivative securities; holding Company securities in a margin account; and hedging, monetization, or other similar arrangements with respect to Company securities. These prohibitions apply both to securities held directly or indirectly by such covered persons as well as those granted to such covered persons as compensation.

STANDING BOARD COMMITTEES

Each of the committees listed below is a standing committee of our Board. The Board has adopted written charters for each committee, which are available on our website at www.hirequest.com by choosing the “Invest” tab, then selecting “Corporate Governance.” We will provide a copy to any stockholder free of charge upon request. The Board has determined that all members of the Audit, Compensation, and Nominations and Corporate Governance Committees are independent and satisfy the relevant Securities and Exchange Commission and Nasdaq independence requirements and other requirements for members of such committees.

The following table presents information on our current Board committees:
Director	Audit Committee	Compensation Committee	Nominations and Corporate Governance Committee
Richard Hermanns
R. Rimmy Malhotra*	X	X
Payne Brown		X	C
Kathleen Shanahan	X		X
Lawrence Hagenbuch*	C
Edward Jackson			X
Jack Olmstead		C
X = Member
C = Chair
* = Audit Committee Financial Expert

Audit Committee

The Audit Committee, which is established in accordance with Section 3(a)(58)(A) of the Exchange Act, consists entirely of directors who meet the independence requirements of Nasdaq and Rule 10A-3 under the Exchange Act. The Board has determined that Lawrence Hagenbuch and R. Rimmy Malhotra are both “audit committee financial experts” as defined in Item 407(d)(5)(ii) of Regulation S-K, and have accounting and financial management expertise within the meaning of the Nasdaq rules.

The Audit Committee provides oversight by reviewing financial reports and other financial information of HireQuest, reviewing our systems of internal control regarding finance, accounting, legal compliance, and ethics, reviewing our auditing, accounting and financial reporting process, and administering our related party transactions policy including review and approval of all potential related party transactions. The Audit Committee monitors our financial reporting process and internal control system. The Audit Committee coordinates, reviews and appraises the audit efforts of our independent registered public accounting firm.  Further, the Audit Committee communicates directly with the independent accountants, financial and senior management, and our Board of Directors regarding the matters related to the Committee’s responsibilities and duties.

The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties. The Audit Committee is comprised of Lawrence Hagenbuch (Chair), Kathleen Shanahan, and R. Rimmy Malhotra. During the year ended December 31, 2020, the Audit Committee met 9 times.

Compensation Committee

The Compensation Committee consists entirely of directors who meet the independence requirements of Nasdaq and Rule 10C-1 under the Exchange Act. The principal duties and responsibilities of the Compensation Committee are to review and approve annually the corporate goals and objectives applicable to the CEO’s compensation and judge the CEO’s performance, to review and make recommendations regarding the compensation and performance of other executive employees, to review and recommend incentive compensation plans, to review and make recommendations regarding employment and severance agreements, and to review director compensation.

The Compensation Committee has the power to select and retain a compensation consultant as necessary. No such advisors are currently engaged. The Compensation Committee did not use an advisor to assist it in determining executive compensation for 2020. Executive management is actively involved in determining appropriate compensation and making recommendations to the Compensation Committee for its consideration. The Compensation Committee generally reviews the compensation programs applicable to executive officers on an annual basis. In setting compensation levels for a particular executive, the Committee takes into consideration the proposed compensation package as a whole and each element individually, as well as the executive’s past and expected future contributions to our business. For non-CEO executive officers, the Compensation Committee also considers recommendations on compensation set forth by the CEO. The Committee’s review duties are non-delegable.

The current Compensation Committee is comprised of Jack Olmstead (Chair), Payne Brown, and R. Rimmy Malhotra. During the year ended December 31, 2020, the Compensation Committee met 2 times.

Nominations and Corporate Governance Committee

The Nominations and Corporate Governance Committee consists entirely of directors who meet the independence requirements of Nasdaq. The principal duties and responsibilities of the Nominations and Corporate Governance Committee include determining qualifications and expertise required to be a director, identifying and screening individuals qualified to become members of the Board, making recommendations to the Board regarding selection and approval of directors, overseeing corporate governance practices and procedures, and reviewing the Board’s committee structure.

The current Nominations and Corporate Governance Committee members are Payne Brown (Chair), Kathleen Shanahan, and Edward Jackson. During the year ended December 31, 2020, the Nominations and Corporate Governance Committee met 1 time.

AUDIT COMMITTEE REPORT

Management has the primary responsibility for the Company’s internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and issuing an opinion thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. As part of its ongoing activities, the Audit Committee has:

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reviewed and discussed with management and the independent registered public accounting firm the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2020;

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discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301 (Communications with Audit Committees), and SEC Regulation S-X, Rule 2-07 (Communication with Audit Committee);

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received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm its independence from the Company; and

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2020, for filing with the Securities and Exchange Commission.

Audit Committee

Lawrence Hagenbuch
R. Rimmy Malhotra
Kathleen Shanahan

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions Policy

We recognize that transactions between the Company and related persons present a potential for actual or perceived conflicts of interest. Our general policies with respect to such transactions are included in our Code of Ethics and Business Conduct, and specific policies are included in our HireQuest, Inc. Related Party Transactions Policy (the “Policy”). All employees and directors are required to follow both policies, and the Audit Committee of the Board is charged with reviewing and approving all related party transactions.

Our Policy defines related party transactions as any transaction, arrangement, or relationship, or any series of similar transactions, arrangements or relationships, in which (i) the Company or any of its subsidiaries is or will be a participant, (ii) the aggregate amount involved in any fiscal year will or may be expected to exceed the lesser of $120,000 or one percent of the average total assets of the Company at year end for the last two completed fiscal years, and (iii) any related party has or will have a direct or indirect material interest. This also includes any material amendment or modification to an existing related party transaction. The Policy, in turn, defines a related party as any person who is or was (since the beginning of the last fiscal year for which the Company has filed an Annual Report on Form 10-K and proxy statement, even if such person does not presently serve in that role) an executive officer, director, or nominee for director of the Company, any stockholder owning more than 5% of any class of the Company's voting securities, or an immediate family member of any such person.

It is the responsibility of the Audit Committee of the Board to administer the Policy. The Audit Committee shall review all of the relevant facts and circumstances of all related party transactions that require the Committee's approval and either approve or disapprove the related party transaction, subject to the exceptions described below. In determining whether to approve or ratify a related party transaction, the Committee must take into account, among other factors it deems appropriate, (i) whether the transaction was undertaken in the ordinary course of business of the Company, (ii) whether the related party transaction was initiated by the Company, a subsidiary, or the related party, (iii) whether the transaction with the related party is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party, (iv) the purpose of, and the potential benefits to the Company of, the related party transaction, (v) the approximate dollar value of the amount involved in the related party transaction, particularly as it relates to the related party, (vi) the related party's interest in the related party transaction and (vii) any other information regarding the related party transaction or the related party that would be material to investors in light of the circumstances of the particular transaction.

The Committee may approve the Related Party Transaction only if the Committee determines in good faith that, under all of the circumstances, the transaction is in the best interests of the Company and its stockholders. The Committee, in its sole discretion, may impose such conditions as it deems appropriate on the Company or the related party in connection with the approval of the Related Party Transaction.

Certain transactions, including employment of executive officers, compensation of directors, certain transactions with other companies in which the relationship of the related party to the other company does not reach a certain nexus, certain charitable contributions, transactions in which all stockholders receive proportional benefits, and indemnification of directors and officers, are exempted from the Policy.

Related Party Transactions

The following transactions, which have occurred since January 1, 2018 involving related parties, have met, or are reasonably expected to meet, the definition of Related Party Transaction pursuant to the Policy. Transactions occurring prior to July 15, 2019 occurred when Hire Quest Holdings, LLC, a company predecessor, was a private company.

The Worlds Franchisees
Mr. Jackson and immediate family members of Mr. Hermanns have ownership interests in certain of our franchisees (the “Worlds Franchisees”). There were 21 Worlds Franchisees at December 31, 2020 that operated 49 of our 139 offices. There were 20 Worlds Franchisees that operated 57 of our 147 offices at December 31, 2019. There were 23 Worlds Franchisees that operated 50 of Hire Quest, LLC’s 97 offices at December 31, 2018.

Mr. Hermanns’ three children and son-in-law own in the aggregate between 26.8% and 62.8% of each of the Worlds Franchisees. Mr. Jackson owns between 10.7% and 25.4% of each of the Worlds Franchisees.

Summaries of transactions with the Worlds Franchisees for the relevant periods are set forth below:
Year ended
	December 31, 2020	December 31, 2019	December 31, 2018
Franchisee royalties	$ 4,897,445	$ 6,964,690	$ 5,900,637

On July 15, 2019, in connection with the merger between Hire Quest Holdings, LLC and Command Center, Inc. which established the Company in its current form (the “Merger”), the Company closed on the sale of assets of several offices to Worlds Franchisees for an aggregate purchase price of $2.2 million. Based on their respective ownership interests in the purchasing Worlds Franchisees, this corresponds to a value of approximately $1.1 million for immediate relatives of Mr. Hermanns and $0.5 million for Mr. Jackson.

Contemporaneously with the sale of these assets, the Company entered into an agreement with Hire Quest Financial, LLC, an entity which dissolved in 2020, in which Mr. Hermanns and Mr. Jackson collectively owned a majority stake (discussed immediately below), whereby the promissory notes issued by the Worlds Buyers to the Company in the aggregate principal amount of approximately $2.2 million were transferred to HQF in exchange for accounts receivable of an equal value. Accordingly, the Company received the full payment price for the office assets upon the closing of the Merger on July 15, 2019, and the Worlds Franchisees have no outstanding obligation to the Company with respect to those assets.

Hire Quest Financial LLC
Mr. Hermanns (61.40%) and Mr. Jackson (26.71%) owned a majority of Hire Quest Financial, LLC (“HQF”), a financial services entity which dissolved in 2020. In addition to the transaction described immediately above, the following transactions occurred prior to the Merger.

Prior to March 20, 2018, Hire Quest, LLC had an agreement with HQF to provide finance and insurance related services and a line of credit. HQF charged a management fee, including the interest charge on the line of credit, of 2% of the sales of Hire Quest, LLC’s franchisee-owned and company-owned offices, also known as system-wide sales. Hire Quest, LLC terminated this arrangement in March 2018. The total fee paid in 2018 was approximately $249,000. The amount of the fee allocable to Mr. Hermanns’ ownership was approximately $152,900. The amount of the fee allocable to Mr. Jackson’s ownership was approximately $66,500.

During the year ended December 31, 2018, Hire Quest, LLC transferred approximately $1.8 million of accounts and notes receivable due from franchisees to HQF, as well as approximately $0.6 million of investments and property and equipment. The amount of these conveyances allocable to Mr. Hermanns’ ownership was approximately $1.5 million. The amount of these conveyances allocable to Mr. Jackson’s ownership was approximately $0.6 million. On July 14, 2019, in connection with the Merger, Hire Quest, LLC conveyed approximately $2.2 million of accounts receivable to HQF. These transfers were used to pay down intercompany debt obligations. This corresponds to a value of approximately $1.1 million for Mr. Hermanns and $0.5 million for Mr. Jackson

The intercompany debt was entirely extinguished prior to the Merger. HQF has no current or planned business dealings with the Company.

Hirequest Insurance Company
Mr. Hermanns (49.90%), his adult daughter (11.00%), a trust under his control (0.50%), and Mr. Jackson (26.72%), collectively own a majority of Hirequest Insurance Company (“HQ Ins.”), a North Carolina protected cell captive insurance company which is in a run-out phase. Effective March 1, 2010, Hire Quest, LLC purchased a deductible reimbursement insurance policy from HQ Ins. to cover losses up to the $500,000 per claim deductible on the Hire Quest, LLC high-deductible workers’ compensation policy originally obtained through AIG and, later through ACE American Insurance Company. Hire Quest, LLC terminated its policy with HQ Ins. on July 15, 2019 upon the closing of the Merger. Accordingly, the Company had no dealings with HQ Ins. in 2020 other than cooperation on closing existing claims.

Premiums paid by Hire Quest, LLC to HQ Ins. for workers’ compensation insurance during the years ended December 31, 2020, December 31, 2019 and December 31, 2018 were $-0-, approximately $3.6 million, and approximately $5.5 million, respectively. The amounts allocable to Mr. Hermanns and his family are $-0-, approximately $2.2 million and approximately $3.4 million, respectively. The amounts allocable to Mr. Jackson are $-0-, approximately $1.0 million and approximately $1.5 million, respectively.

Insurance Technologies, Inc.
Mr. Hermanns (19.58%) and Mr. Jackson (42.08%) collectively are the majority owners of Insurance Technologies, Inc., an IT development and security firm. On October 24, 2019, the Company entered into an agreement with Insurance Technologies to add certain cybersecurity protections to our existing information technology systems and to assist in developing future information technology systems within our HQ Webconnect software. Insurance Technologies invoiced the Company $188,000 in 2020, and $60,000 in 2019 pursuant to this agreement. The Company has extended an offer of employment to Insurance Technologies, Inc.'s CIO and anticipates minimizing this transaction going forward.

Jackson Insurance Agency and Bass
Mr. Jackson and an immediate family member own Jackson Insurance Agency (“Jackson Insurance”). Mr. Jackson, Mr. Hermanns, and irrevocable trusts set up by each of them, collectively own a majority of Bass Underwriters, Inc. (“Bass”), a large managing general agent. Jackson Insurance and Bass brokered Hire Quest LLC’s property, casualty, general liability, and cybersecurity insurance prior to the Merger. Since July 15, 2019, they have brokered these same policies for the Company. They also broker certain insurance policies on behalf of some of our franchisees, including the Worlds Franchisees.

Premiums, taxes, and fees invoiced by Jackson Insurance and Bass to the Company during the years ended December 31, 2020, December 31, 2019, and December 31, 2018 were approximately $726,000, $613,000, and $212,000, respectively. Jackson and/or Bass do not retain most of the premiums but do retain a commission of approximately 9% - 15% of premium depending on the market.

On March 1, 2021, HQ Financial Corporation (“HQ Financial”), a wholly-owned subsidiary of HireQuest, Inc., entered into a definitive note purchase agreement (the “Note Purchase Agreement”) with Bass, whereby HQ Financial sold and conveyed existing notes receivable due from franchisees to Bass for their then-current principal value of approximately $5.3 million. The Note Purchase Agreement provides that Bass will have no recourse against HQ Financial in the event of a default under any of the notes subject to the agreement.

ELECTION OF DIRECTORS
(Proposal #1)

At the meeting, each incumbent member of the Board of Directors is to be elected to hold office until the 2022 Annual Meeting or until his or her successor is elected and qualified to serve. Our Board of Directors currently consists of seven members. All of our directors were elected at the 2020 annual meeting of stockholders. Upon the recommendation of the Nominations and Corporate Governance Committee, the Board has recommended all of our directors for reelection.

Each of the nominees has consented to being named in this proxy statement and has agreed to serve as a director if elected. As of the date of this proxy statement, our Board of Directors is not aware of any nominee who is unable or will decline to serve as a director. The Board of Directors recommends that the stockholders elect the nominees named below.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below, unless one or more of such nominees should become unavailable for election, in which event such shares shall be voted for the election of such substitute nominees as the Board of Directors may propose.  Each person nominated has agreed to serve if elected, and we know of no reason why any of the listed nominees would be unavailable to serve.

The Nominees:

Richard Hermanns

Richard Hermanns, age 57, has served as Chairman of the Board, President and Chief Executive Officer of HireQuest, Inc. since July 2019. Mr. Hermanns has nearly thirty years of experience in the temporary staffing industry. He previously served as Chief Executive Officer and Secretary of Hire Quest, LLC since the Company’s founding in 2002. He also previously served in the same capacities for predecessor entities since July 1991. He is also Chairman of the Board of Directors and President of Hirequest Insurance Company and has been since its founding in 2010. Together with Edward Jackson, Mr. Hermanns owns a majority stake in Bass Underwriters, Inc., a large managing general insurance agent, and its related companies. Prior to founding Hire Quest and its related entities, Mr. Hermanns served as Chief Financial Officer of Outsource International, formerly known as Labor World USA, Inc., and as an Assistant Vice President for NCNB National Bank (now Bank of America). Mr. Hermanns graduated summa cum laude with his Bachelor of Science degree in Economics and Finance from Barry University, and his Master of Business Administration in Finance from the University of Southern California. Mr. Hermanns is also active in the charitable realm. Among his charitable pursuits, he founded the Higher Quest Foundation, a non-profit organization dedicated to fighting global hunger in a more sustainable way. The particular experience, qualifications, attributes or skills that led our Board to conclude that Mr. Hermanns should continue to serve as a director include his continued tenure leading the Company, his business acumen, and his experience in the temporary staffing industry. In addition, his significant ownership stake in HireQuest provides our board with a unique perspective regarding the long-term strategy of the company.

R. Rimmy Malhotra

R. Rimmy Malhotra, age 45, is the Vice Chairman of our Board of Directors. Mr. Malhotra serves on the Audit Committee and the Compensation Committee of our Board. He was appointed to Command Center’s Board of Directors on April 6, 2016 and was retained upon the Merger. From 2013 to the present, Mr. Malhotra has served as the Managing Member and Portfolio Manager for the Nicoya Fund LP, a private investment partnership. He currently sits, and has since November 2019, on the Board of Directors of Optex Systems Holdings, Inc. (OTCQB:OPXS). He is the Chair of Optex Systems’ Compensation Committee and sits on the Audit Committee. Previously, from 2008 to 2013 he served as portfolio manager of the Gratio Values Fund, a mutual fund registered under the Investment Company Act of 1940, as amended. Prior to this, he was an investment analyst at a New York based hedge fund. He earned a Master of Business Administration in Finance from The Wharton School and a master’s degree in International Relations from the University of Pennsylvania where he was a Lauder Fellow. Mr. Malhotra holds undergraduate degrees in Computer Science and Economics from Johns Hopkins University. The experience, qualifications, attributes, or skills that led our Board to conclude that Mr. Malhotra should continue to serve as a director of our Company include his experience with public equities and his qualifications as a financial matters expert.

Edward Jackson

Edward Jackson, age 55, has served on the Board since July 2019. He serves on our Nominations and Corporate Governance Committee. Mr. Jackson has more than 35 years of experience in the insurance industry. Since August 1994, he has been the President of Bass Underwriters, Inc., a large managing general insurance agent, in which he and Mr. Hermanns own a majority stake. In his capacity as President of Bass he oversees all management operations, marketing strategies, underwriting reviews, and claims procedures. He also has diverse business holdings in industries other than insurance. He was previously a member of and consultant to Hire Quest Holdings, LLC and its related family of companies. He owns and is President of one of the largest Haagen Dazs franchise offices in North America, and he founded a company that provides inspection services for insurance carriers nationwide. He holds a Bachelor of Science degree in Risk Management and Insurance from Florida State University. He holds insurance licenses in General Lines (Property & Casualty), and Surplus Lines, Health and Life. The particular experience, qualifications, attributes or skills that led our Board to conclude that Mr. Jackson should continue to serve as a Director include his business acumen, his experience leading a large managing general agent, his franchising experience, and his experience in the insurance industry.

Payne Brown

Payne Brown, age 57, has served on the Board since July 2019. Mr. Brown chairs our Nominations and Governance Committee and serves on our Compensation Committee. Mr. Brown currently serves as the President of THINK450, a for-profit innovation engine of the National Basketball Players Association. In this role, he is charged with creating disruptive and substantive business relationships for NBA players. Prior to becoming President of THINK450 in October 2018, Mr. Brown was the Managing Partner of Econet Media Partners, a licensor of sports content and production investor in video content in Sub-Saharan Africa. He has also served as Managing Director of Highbridge Principal Strategies, an alternative investment management organization founded in 1992, with a diversified investment platform including hedge funds, traditional investment management products, and credit and equity investments with longer-term holding periods. Mr. Brown serves on the Board of Directors of REVOLT TV, a multimedia platform founded by Sean “Diddy” Combs. He has been the Chief of Staff to Dick Parsons during his time as interim CEO of the Los Angeles Clippers. Mr. Brown has also been a Vice President of Strategic Initiatives and a corporate officer at Comcast Corporation. He has served on numerous boards including the Philadelphia Urban League, Project Home, and the Board of Advisors for the Philadelphia chapter of the National Association for Multi-Ethnicity in Communications. Mr. Brown received a Juris Doctor degree from George Washington University and his Bachelor of Science degree in Management from Purdue University. The particular experience, qualifications, attributes or skills that led our Board to conclude that Mr. Brown should continue to serve as a director of our Company include his experience serving as an executive in leadership roles at several different organizations, his business acumen and relationships, and his broad corporate experience.

Kathleen Shanahan

Kathleen Shanahan, age 62, has served on the Board since July 2019. She serves on our Audit Committee and Nominations and Governance Committee. Ms. Shanahan is Chief Executive Officer of Turtle & Hughes, Inc. Established in 1923, Turtle & Hughes ranks among the nation’s top twenty electrical distribution companies serving the industrial, construction, commercial, electrical contracting, export, and utility industries. Turtle & Hughes operates in the United States, Canada, Mexico, and Puerto Rico and is a certified women-owned business. Ms. Shanahan currently serves as a member of the Board of Directors and Compensation and Nominating and Corporate Governance Committees of Great Lakes Dredge & Dock Corporation (NASDAQ:GLDD). Ms. Shanahan was previously Chair and Chief Executive Officer, of Ground Works Solutions, formerly URETEK Holdings, Inc., a corporation focused on soil stabilization and densification. She served as a member of the Board of Directors and Audit Committee of TRC Companies, Inc. (NYSE:TRR) from 2015 – 2017, and as a member of the Board of Directors and Chair of the Executive Compensation Committee of WCI Communities, Inc. (NYSE:WCI) from 2004 – 2007. She has also been the CEO and Chair of WRSCompass, an environmental engineering and contracting company with a national footprint. She served as Chief of Staff for Florida Governor Jeb Bush, Chief of Staff for Vice President-elect Dick Cheney, Deputy Secretary of the California Trade and Commerce Agency for Governor Wilson, Special Assistant to then Vice President George H. W. Bush, and Staff Assistant to President Ronald Reagan’s National Security Council. She received her undergraduate degree in Nutrition and Biochemistry from the University of California, San Diego, Revelle College, and her Master in Business Administration from New York University. The particular experience, qualifications, attributes or skills that led our Board to conclude that Ms. Shanahan should continue to serve as a director of our Company include her proven leadership skills, her various business and political relationships, and her service as both executive and director of multiple organizations.

Lawrence F. Hagenbuch

Lawrence F. Hagenbuch, age 53, was appointed to Command Center’s Board of Directors in April 2018 and was retained after the Merger. Mr. Hagenbuch chairs our Audit Committee. He brings extensive operations and board experience to HireQuest, along with expertise in the creation of innovative marketing and planning strategies. Mr. Hagenbuch is currently a Managing Director with Huron Consulting, a position he has held since August 2018. Mr. Hagenbuch currently sits, and has since November 2019, on the Board of Directors and is the Chair of the Audit Committee of Optex Systems Holdings, Inc. (OTCQB:OPXS). Mr. Hagenbuch served on the board of directors and the audit and compensation committees of the publicly traded firm Remy International, Inc. (NASDAQ:REMY) from 2008 until the sale of the company in 2015. He currently serves on the board of directors of publicly traded company Arotech Corporation (NASDAQ:ARTX). Mr. Hagenbuch has served in senior management positions at J. Hilburn, Alix Partners, GE / GE capital, and American National Can. Mr. Hagenbuch began his professional career in the United States Navy. He earned an undergraduate degree in engineering from Vanderbilt University on a full Navy ROTC scholarship. He later earned an MBA from the Wharton School of the University of Pennsylvania. Mr. Hagenbuch currently serves as a founding board member of the veteran’s service charity, Soldiers Who Salsa. The particular experience, qualifications, attributes or skills that led our Board to conclude that Mr. Hagenbuch should continue to serve as a director of our Company include his years of operating experience at both large and growth-oriented companies, in addition to his experience as a director of other public companies.

Jack A. Olmstead

Jack A. Olmstead, age 67, has served on the Company’s Board since June 15, 2020. He chairs our Compensation Committee. He was appointed as President of Tri-City Electrical Contractors, Inc., one of Florida’s leading electrical contractors, in 2001. He has over 37 years of operations management experience in the electrical construction industry. Mr. Olmstead also actively participates in trade associations and continuing education. A past president of The Associated Builders and Contractors, Inc. (“ABC”) -- Gulf Coast Chapter, Jack is currently a member of the National Committee for ABC. Currently serving on the boards for the CEO Council of Tampa and Build Tampa Bay, Jack is active in the community. He has served on the Board of Directors for the Central Florida Chapter of the Children’s Home Society of Florida and is a dedicated supporter for Lifepath Hospice and PACE Center for Girls in Hillsborough County. The particular experience, qualifications, attributes or skills that led our Board to conclude that Mr. Olmstead should continue to serve as a director of our Company include his many years of operational experience in an industry we serve, his participation in strategic planning and growth of a company in a related industry, and his many business and professional connections.

Board Recommendation

The Board of Directors unanimously recommends that the stockholders vote FOR each of the seven nominees set forth in Proposal #1 to serve a term that will continue until the next annual meeting of stockholders.

DIRECTOR COMPENSATION

The following individuals served as Directors of HireQuest, Inc. during all or some portion of 2020: Richard F. Hermanns, R. Rimmy Malhotra, Edward Jackson, Lawrence Hagenbuch, Kathleen Shanahan, Payne Brown, Jack Olmstead, and JD Smith.

The following table summarizes the compensation we paid to non-employee directors during 2020. Compensation paid to Mr. Hermanns is disclosed under “Compensation of Named Executive Officers – Summary Compensation Table” below.

Name	Fees earned or paid in cash	Stock Awards (1)	Total
Edward Jackson	$ -	$ 80,346	$ 80,346
Jack Olmstead(2)	-	45,781	45,781
Kathleen Shanahan	-	85,252	85,252
Lawrence F. Hagenbuch	-	84,644	84,644
Payne Brown	-	85,141	85,141
R. Rimmy Malhotra (3)	28,750	65,746	94,496
JD Smith (4)	31,235	-	31,235
Total	$ 59,985	$ 446,910	$ 506,895

1.
This column represents the grant date fair value of shares awarded to each non-employee director in 2020 in accordance with U.S. GAAP. The amounts were calculated using the closing price of our stock on the grant date. The amounts include all vested and unvested shares. Of these amounts, $31,250 represent Annual Restricted Shares granted pursuant to the 2019 Director Compensation Plan (the “Director Compensation Plan”) disclosed below. The following amounts represent the value of stock elected in-lieu of Cash Retainers included in this column: Mr. Jackson - $49,096; Mr. Olmstead - $14,531; Ms. Shanahan - $54,002; Mr. Hagenbuch - $53,394; Mr. Brown - $53,891; Mr. Malhotra - $34,496.
2.
Served as director since June 15, 2020.
3.
At the end of the fiscal year, Mr. Malhotra had options to purchase 8,750 shares of HQI common stock with a strike price of $5.50 per share. Of these, 75% have vested. The remainder will vest on June 18, 2021.
4.
Served as director until June 15, 2020.

The Director Compensation Plan

On September 23, 2019, the Board of Directors adopted and approved the 2019 HireQuest, Inc. Non-Employee Director Compensation Plan (the “Director Compensation Plan”). On September 25, 2019, the Board adopted and approved certain revisions to the plan. All subsequent references in this proxy statement to “Director Compensation Plan” include such revisions. The Director Compensation Plan remains in effect.

Cash Retainers

Pursuant to the Director Compensation Plan, each non-employee director of the Company who is elected or appointed at an annual meeting of stockholders is entitled to receive an annual Board retainer of $36,000 (“Board Annual Retainer”). In addition, each non-employee director who is appointed to serve on a committee of the Board (but not the Chair of such committee) is entitled to receive an annual committee retainer (“Committee Annual Retainer”) as follows: Audit Committee - $5,500; Compensation Committee - $3,500; Nominating and Governance Committee - $3,500. Members of any other special committee established by the Board are entitled to be paid a Committee Annual Retainer, if any, as determined by the Board. The Chair of each committee of the Board is entitled to receive an annual committee chair retainer (“Committee Chair Annual Retainer”) as follows: Audit Committee Chair - $8,500; Compensation Committee Chair - $5,500; Nominating and Governance Committee - $5,500. The Chair of any other special committee established by the Board is entitled to a Committee Chair Annual Retainer, if any, as determined by the Board. The Vice-Chairman of the Board is entitled to receive an additional annual retainer (“Vice-Chairman Annual Retainer”) of $12,500. The Board Annual Retainer, Committee Annual Retainer, Committee Chair Annual Retainer and Vice-Chairman Annual Retainer are payable in cash, in arrears, in equal quarterly installments due within 15 days after the end of a fiscal quarter. Each non-employee director may choose to accept restricted shares of Company common stock in lieu of these retainers. Any non-employee director who experiences a separation from service during his or her board term shall receive pro-rated annual retainers.

Initial Restricted Shares

Pursuant to the Director Compensation Plan, each non-employee director serving on the Board as of September 23, 2019 received an equity award on such date consisting of 15,000 restricted shares of Company common stock granted pursuant to and in accordance with the terms of the Company’s 2016 Stock Incentive Plan (such shares, the “Initial Restricted Shares,” and such plan, the “2016 Plan”)). The Initial Restricted Shares vest in three equal annual installments with the first 1/3 having vested on June 14, 2020. The remainder will vest in equal installments on June 14, 2021 and June 14, 2022, provided, however that if the vesting date would otherwise occur during a Company blackout period, the shares will vest on the first day immediately following the end of the blackout period. If a non-employee director experiences a separation from service before the Initial Restricted Shares fully vest, then the unvested portion is automatically forfeited. Non-employee directors have the right to vote any Initial Restricted Shares during the vesting period. In addition, they receive any dividends paid on these restricted shares during the vesting period (subject to vesting of the Initial Restricted Shares).

Annual Restricted Shares

Pursuant to the Director Compensation Plan, all non-employee directors elected at annual meetings of stockholders commencing with the 2020 annual meeting are entitled to receive on the date of each such meeting an equity award of 5,000 restricted shares of Company common stock granted pursuant to and in accordance with the terms of the Company’s 2019 Stock Incentive Plan (such shares, the “Annual Restricted Shares,” and such plan, the “2019 Plan”). Accordingly, each of our directors were granted 5,000 restricted shares of Company common stock following the 2020 annual meeting. These Annual Restricted Shares vest in full on the three-month anniversary of their grant date, provided, however that if the vesting date would otherwise occur during a Company blackout period, the shares will vest on the first day immediately following the end of the blackout period. The other vesting terms match the vesting terms of the Initial Restricted Shares described above.

Reimbursement

Non-employee directors are also entitled to reimbursement of reasonable business expenses incurred in connection with the performance of their duties.

Stock Ownership Requirements

Under the Director Compensation Plan, non-employee directors must own, by the later of July 15, 2021 or the second anniversary of their initial election or appointment to the Board of the combined company, shares (but not counting Initial Restricted Shares or Annual Restricted Shares) having a value equal to the amount of the Board Annual Retainer in place at the time of the initial election or appointment to the Board.

Stock Purchase Matching Program

The Director Compensation Plan contains a stock purchase matching program under which the Company will match 20% of the purchases of common stock of the Company that a non-employee director makes during the period ending on the date on which the stock ownership requirements described above no longer apply to him or her, subject to certain terms and conditions including: the shares issued pursuant to the match will be restricted shares issued pursuant to the Company’s 2019 Plan which will not vest until the second anniversary of the date on which the triggering purchase was made; the number of shares of matching restricted stock that the Company can issue to any one non-employee director pursuant to the match may not exceed a value of $25,000 in the aggregate in any calendar year; and the shares of matching restricted stock will only vest if the non-employee director serves on the Board on the vesting date and owns at least the same number of shares of Company common stock that were matched at the time of the triggering purchase.

Third Party Arrangements

The Company is unaware of any agreements or arrangements between any director or director nominee and any person or entity other than the Company relating to compensation or other payment in connection with any director’s service or candidacy.

EXECUTIVE OFFICERS

Information about our executive officers follows:

Name	Age	Position
Richard Hermanns	57	President, Chief Executive Officer, and Chairman of the Board
John D. McAnnar	38	Chief Legal Officer, Vice President, and Secretary
Cory Smith	45	Treasurer and Chief Financial Officer

Mr. Hermanns’ biography appears above under “Election of Directors – Proposal #1 – The Nominees.”

John D. McAnnar

John D. McAnnar is the Chief Legal Officer, Vice President, and Secretary of HireQuest, Inc. He has served as Chief Legal Officer or General Counsel and Vice President for HireQuest, Inc. and its predecessor, Hire Quest, LLC since 2014. In that capacity, he manages a broad range of legal affairs in the employment, construction, insurance and finance, workers compensation, intellectual property, and other realms. He previously served in the litigation departments of Carmody MacDonald, P.C. and Armstrong Teasdale, LLP, where he focused on complex commercial litigation, corporate, and employment law. Mr. McAnnar is an adjunct professor at the Charleston School of Law. He co-founded ArchCity Defenders, Inc., a non-profit organization in St. Louis, Missouri, that led the push for change in Missouri’s municipal court system following the Ferguson unrest. John graduated magna cum laude from the St. Louis University School of Law, where he was inducted into the Alpha Sigma Nu Jesuit Honor Society and the Order of the Woolsack. He graduated cum laude from the University of Pittsburgh with a Bachelor of Arts degree.

Cory Smith

Cory Smith is the Treasurer and Chief Financial Officer of HireQuest, Inc. He was appointed as Command Center’s Chief Financial Officer in July 2017. Mr. Smith was previously employed by Command Center from 2010 through 2015, serving as Controller during the final two years of his tenure.  Before rejoining Command Center, he was employed by Southeast Staffing beginning in 2015, where he served as the Vice President of Finance. From 2005 to 2010, Mr. Smith worked as a Certified Public Accountant, primarily performing attestation work. Mr. Smith graduated cum laude from Lewis-Clark State College with a Bachelor of Science in Business Administration.

CERTAIN BENEFICIAL OWNERS OF OUR COMMON STOCK

The following table sets forth as of April 23, 2021, the record date for the Annual Meeting, certain information with respect to the shares of our common stock beneficially owned by (i) stockholders known to us to own more than 5% of the outstanding shares of our common stock, (ii) each of our directors and Named Executive Officers, and (iii) all of our executive officers and directors as a group:

Name and address of Beneficial Owner (1)	Title of class	Amount and nature of beneficial ownership (2)	Percent of class
Richard F. Hermanns (3)	Common Stock	3,549,239	26.0%
John McAnnar (4)	Common Stock	33,042	*
Cory Smith (5)	Common Stock	31,988	*
Edward Jackson (6)	Common Stock	2,573,699	18.9%
R. Rimmy Malhotra (7)	Common Stock	171,842	1.3%
Payne Brown (8)	Common Stock	31,966	*
Kathleen Shanahan (9)	Common Stock	35,862	*
Lawrence F. Hagenbuch (10)	Common Stock	69,108	*
Jack Olmstead (11)	Common Stock	8,844	*
The Richard F. and Lisa S. Hermanns Dynasty Trust (12)	Common Stock	2,100,000	15.4%
All Officers and Directors as a group (9 total) (13)	Common Stock	6,505,590	47.7%
* Indicates ownership of less than 1.0%

1.
The address of each NEO and Director is: care of HireQuest, Inc., 111 Springhall Drive, Goose Creek, SC 29445.
2.
Beneficial ownership is calculated in accordance with Rule 13d-3 under the Exchange Act, and includes shares held outright, shares held by entities controlled by NEOs and/or Directors and shares issuable upon exercise of options or warrants which are exercisable on or within 60 days of April 29, 2021.
3.
Includes 3,494,427 shares held outright and 54,812 restricted shares which will vest between September 2021 and ending September 2023.
4.
Includes 6,702 shares held outright and 26,340 restricted shares which will vest between September 2021 and September 2023.
5.
Includes 2,560 shares held outright, 25,262 restricted shares which will vest between September 2021 and September 2023, and options to purchase 4,166 shares.
6.
Includes 2,557,787 shares held outright and 15,912 restricted shares which will vest between June 2021 and April 2023.
7.
Includes 35,838 shares held outright, 15,019 restricted shares which will vest between June 2021 and April 2023, 112,235 shares held indirectly through the Nicoya Fund, and options to purchase 8,750 shares. The shares held by the Nicoya Fund are directly owned by the Nicoya Fund LLC, a Delaware limited liability company. This reporting person is the managing member and a co-owner of Nicoya Capital LLC, which is the managing member and owner of the Nicoya Fund.
8.
Includes 19,417 shares held outright and 12,549 restricted shares which will vest between June 2021 and April 2023.
9.
Includes 22,588 shares held outright and 13,274 restricted shares which will vest between June 2021 and April 2023.
10.
Includes 52,536 shares held outright and 16,572 restricted shares which will vest between June 2021 and April 2023.
11.
Includes 7,692 shares held outright and 1,152 restricted shares which will vest between July 2021 and April 2023.
12.
The address of the trust is: care of Cheryl L. Gordon, 240 S. Pineapple Ave., 10th Floor, Sarasota, FL 34236. The trustees of the trust are Cheryl L. Gordon, an attorney, Edward Jackson, a director, and Kelly A. Hermanns, Mr. Hermanns' sister. The voting and disposition of the Company’s common stock owned by the trust requires approval of a majority of the three trustees. Accordingly, each trustee disclaims individual beneficial ownership of the shares of the Company’s common stock owned by the trust.
13.
Excludes the dynasty trust, a beneficial owner of 5% or more of the Company’s securities, which is not an Officer or Director.

The Company is unaware of any 5% stockholder, director, or Named Executive Officer who has pledged as security or has the right to acquire beneficial ownership of any security of the Company.

RATIFICATION OF APPOINTMENT OF AUDITORS
(Proposal #2)

In accordance with the Audit Committee’s charter, the Audit Committee is responsible for the appointment and retention of our independent registered accounting firm.

The Audit Committee has appointed Plante & Moran, PLLC (“Plante Moran”) to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2021. While stockholder ratification of the selection of Plante Moran as the Company’s independent registered public accounting firm is not required by the bylaws or otherwise, the Board is submitting this selection to the stockholders for ratification as a matter of corporate practice. In 2020 and 2019, Plante Moran rendered professional services in connection with the audit of our financial statements, including review of quarterly reports and other filings with the SEC. We believe that Plante Moran is knowledgeable about our operations and accounting practices and well qualified to act as our independent registered public accounting firm.

If the proposal to ratify Plante Moran’s appointment is not approved, other certified public accountants will be considered by the Audit Committee, but the Committee may also decide to retain Plante Moran as independent registered public accounting firm for 2021. Even if the selection is ratified, the Audit Committee, in its discretion, may appoint a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of Plante Moran are expected to be present at the Annual Meeting and accordingly will be available to make any statements or to respond to any questions.

Board Recommendation

The Board of Directors unanimously recommends that the stockholders vote FOR the ratification of the appointment of Plante & Moran, PLLC as the Company’s independent public accountant for fiscal year 2021.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES

The following table summarizes the fees that Plante Moran charged us for the listed services during 2020 and 2019:

Type of fee	2020	2019
Audit fee	$ 182,000	$ 227,500
Audit related fees	10,845	-
Tax fee	-	-
All other fees	-	19,300
	$ 192,845	$ 246,800

Audit Fees
Audit fees consist of fees billed for professional services provided in connection with the audit of the Company’s consolidated financial statements and reviews of our quarterly consolidated financial statements.

Audit Related Fees
Audit related fees consist of assurance and related services that include, but are not limited to, internal control reviews, attest services not required by statute or regulation, and consultation concerning financial accounting and reporting standards, and not reported under “Audit fees.”

Tax Fees
Tax fees consist of the aggregate fees billed for professional services for tax compliance, tax advice, and tax planning. These services include preparation of federal income tax returns.

All Other Fees
All other fees consist of fees billed for products and services other than the services reported above.

Pre-Approved Policies and Procedures

Our Audit Committee reviewed the audit services rendered by Plante Moran and concluded that such services were compatible with maintaining the auditors’ independence. All audit, non-audit, tax services, and other services performed by our independent accountants are pre-approved by our Audit Committee to ensure that such services do not impair the auditors’ independence from us. We do not use Plante Moran for financial information system design and implementation. These services, which include designing or implementing a system that aggregates source data underlying the financial statements or generates information that is significant to our financial statements, are provided internally. We do not engage Plante Moran to provide compliance outsourcing services.

APPROVAL OF ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION
SAY-ON-PAY
(Proposal #3)

We are providing stockholders with the opportunity to cast an advisory vote on executive compensation as described below. Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, stockholders are entitled to an advisory (non-binding) vote on compensation programs for our Named Executive Officers (sometimes referred to as “say-on-pay”). Accordingly, we are asking stockholders to approve, on an advisory basis, the compensation of our Named Executive Officers disclosed in the section entitled “Compensation of Named Executive Officers” below. We believe that it is appropriate to seek the views of stockholders on the design and effectiveness of the Company’s executive compensation program. The Company will conduct its next say-on-pay vote at the 2022 annual meeting of stockholders.

Our compensation program is designed to support our business goals, promote short and long-term profitable growth of the Company, and align compensation with the long-term interests of our stockholders.

Approval of this proposal requires the affirmative vote of the majority of the votes cast. We value the opinions expressed by our stockholders in this advisory vote, and our Compensation Committee, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the vote when designing our compensation programs and making future compensation decisions for our Named Executive Officers. Abstentions and broker “non-votes,” if any, will not have any impact on this advisory vote.

The Board is asking stockholders to cast a non-binding, advisory vote “FOR” the following resolution:

“RESOLVED, that the stockholders of HireQuest, Inc. approve on an advisory basis, the compensation paid to our Named Executive Officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation tables and accompanying narrative disclosure included in this proxy statement.”

Board Recommendation

The Board of Directors unanimously recommends that the stockholders vote FOR the say-on-pay proposal.

Because the vote is advisory, it will not be binding upon the Board, and the Compensation Committee or the Board will not be required to take any action as a result of the outcome of the vote on this proposal. The Compensation Committee and the Board will carefully assess the voting results, and if those results reflect any broadly held issues or concerns, the Board will consult directly with stockholders to better understand their views.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

The following individuals served as Named Executive Officers (“NEOs”) of HireQuest, Inc. during 2020: Richard F. Hermanns, John D. McAnnar, and Cory Smith.

Summary Compensation Table

The following table summarizes the compensation we paid to our NEOs during 2020 and 2019:

Name and Principal Position	Year	Salary	Bonus		Stock awards (2)	Option awards	All other compensation		Total
Richard F. Hermanns	2020	$ 375,000	$ -		$ -	$ -	$ -		$ 375,000
President, Chief Executive Officer, and Director	2019	458,619	250,000		379,708	-	-		1,088,327
John McAnnar	2020	190,000	-		-	-	-		190,000
Executive Vice President and Chief Legal Officer	2019	176,215	54,002	(1)	183,460	-	-		413,677
Cory Smith	2020	180,000	-		-	-	-		180,000
Chief Financial Officer	2019	180,000	56,478		180,000	-	50,000	(3)	466,478

1.
This bonus amount includes $25,002 foregone by Mr. McAnnar for which he received restricted shares of stock of an equivalent value.
2.
This column represents the grant date fair value of shares awarded in accordance with U.S. GAAP. The amounts were calculated using the closing price of our stock on the grant date.
3.
Represents a change in control bonus paid to Mr. Smith.

Outstanding Equity Awards

The following table shows our outstanding equity awards held by Named Executive Officers as of December 31, 2020:

		Option Awards					Stock Awards
Name	Number of shares underlying vested options		Number of shares underlying non-vested options	Option exercise price	Option expiration date	Number of shares of stock that have not vested (1)		Market value of shares of stock that have not vested (2)
Cory Smith	4,166		-	$ 5.40	9/28/2027	25,000		$ 255,500
Richard F. Hermanns	-		-	-	-	50,000		511,000
John McAnnar	-		-	-	-	25,000		255,500

1.
These shares vest 50% on September 1, 2021 and 6.25% during each of the subsequent eight fiscal quarters.
2.
The market value is based on our closing stock price of $10.22 on December 31, 2020.

Richard Hermanns Employment Agreement

Mr. Hermanns’ employment agreement provides for Mr. Hermanns to continue serving as the Company’s President and Chief Executive Officer during an initial term through August 31, 2022 (the “Term”) and to receive an annual base salary of $375,000, payable at periodic intervals in accordance with normal payroll practices. Pursuant to his agreement, Mr. Hermanns received a one-time bonus in the amount of $250,000 for the year ending December 31, 2019 (the “2019 Bonus”). Mr. Hermanns received a discretionary bonus of $150,000 related to his service for the year ended December 31, 2020. He is also eligible for (i) a discretionary bonus with respect to each fiscal year beginning with the fiscal year in the Compensation Committee’s sole discretion; (ii) a pre-tax income bonus for each fiscal year during the Term equal to annual pre-tax income of the Company and all of its subsidiaries on a combined system-wide basis during the fiscal year multiplied by one-half of one percent and adjusted by the Compensation Committee in good faith to account for extraordinary items; and (iii) a sales increase bonus for each fiscal year during the Term equal to eight times the percentage year-over-year increase in System-Wide Sales multiplied by Mr. Hermanns’ then-existing annualized base salary. “System-Wide Sales” is defined as the sum of all sales generated by franchisees of any subsidiary of the Company on a combined basis.

Mr. Hermanns was granted and issued 50,000 restricted shares of Company common stock pursuant to the Company’s 2016 Plan, subject to the terms and conditions of the plan (the “Hermanns Restricted Shares”). The Hermanns Restricted Shares vest according to the following schedule: 50% on September 1, 2021, and 6.25% per fiscal quarter for each of the first eight fiscal quarters occurring thereafter subject to accelerated vesting upon termination of Mr. Hermanns’ employment under certain conditions. Mr. Hermanns is also entitled to vacation and other employee benefits in accordance with Company policies.

Mr. Hermanns’ employment can be terminated at any time for cause or without cause subject to 60 days’ notice. If the employment is terminated for cause or due to death or disability, Mr. Hermanns or his estate will receive any unpaid base salary plus accrued paid time off or vacation, accrued and unpaid bonuses, reimbursable expenses, and continued health care benefits at Mr. Hermanns’ expense. If Mr. Hermanns’ employment is terminated due to death or disability, Mr. Hermanns or his estate is also entitled to an amount equal to the base salary Mr. Hermanns would have earned in the sixty day period following his death or permanent disability, the limited death, disability, and income continuation benefits provided under any applicable plan, and pro-rata vesting of the Hermanns Restricted Shares calculated as if his restricted stock had vested monthly.

If the employment is terminated by the Company without “cause” or Mr. Hermanns resigns for “good reason” (as each of those terms is defined in the agreement), Mr. Hermanns is entitled to receive any unpaid base salary plus accrued paid time off or vacation, pro-rated payment of the pre-tax income bonus and sales increase bonus, an amount equal to Mr. Hermanns base salary for an eighteen month period, reimbursable expenses, and continued health care benefits at Mr. Hermanns’ expense. In addition, all restrictions on outstanding equity awards, including the Hermanns Restricted Shares, will lapse such that Mr. Hermanns will be fully vested in such awards. If the employment terminates due to non-renewal of the agreement, Mr. Hermanns is entitled to receive any unpaid base salary plus accrued paid time off or vacation, pro-rated payment of the Pre-Tax Income and Sales Increase bonuses, and all restrictions on outstanding equity awards, including the Hermanns Restricted Shares, will lapse such that Mr. Hermanns will be fully vested in such awards.

If a “change of control” (generally defined in the agreement at the 50% level) occurs prior to the end of the Term, the agreement is extended automatically for a one-year renewal period beginning on the date of the change of control (a “Post-Change of Control Renewal Period”). If Mr. Hermanns’ employment is terminated during the Post-Change of Control Renewal Period, he is entitled to a one time, lump-sum severance payment equal to 150% of his base salary then in effect, and all restrictions on outstanding equity awards, including the Hermanns Restricted Shares, will lapse such that Mr. Hermanns will be fully vested in such awards.

John McAnnar Employment Agreement

Mr. McAnnar’s employment agreement provides for Mr. McAnnar to continue serving as the Company’s Vice President, General Counsel, and Secretary during an initial term through August 31, 2021 (the “Term”) and to receive an annual base salary of $190,000, payable at periodic intervals in accordance with normal payroll practices. Mr. McAnnar received a one-time bonus in the amount of $25,000 for the year ending December 31, 2019 (the “2019 Bonus”) which he elected to take in stock. Mr. McAnnar received a discretionary bonus of $30,000 for his service during the fiscal year 2020. He will also be eligible for (i) a discretionary bonus with respect to each fiscal year in the Compensation Committee’s sole discretion; and (ii) a performance bonus of up to 50% of his base salary upon achieving the various tiered goals to be specified in the Company’s senior executive bonus plan.

Upon execution of the McAnnar Agreement, Mr. McAnnar was granted and issued 25,000 restricted shares of Company common stock pursuant to the Company’s 2016 Plan, subject to the terms and conditions of the plan (the “McAnnar Restricted Shares”). The McAnnar Restricted Shares vest according to the following schedule: 50% on September 1, 2021, and 6.25% per fiscal quarter for each of the first eight fiscal quarters occurring thereafter subject to accelerated vesting upon termination of Mr. McAnnar’s employment under certain conditions. Mr. McAnnar is also entitled to vacation and other employee benefits in accordance with Company policies.

Mr. McAnnar’s employment can be terminated at any time for cause or without cause subject to 60 days’ notice. If the employment is terminated for cause or due to death or disability, Mr. McAnnar or his estate will receive any unpaid base salary plus accrued paid time off or vacation, accrued and unpaid bonuses, reimbursable expenses, and continued health care benefits at Mr. McAnnar’s expense. If Mr. McAnnar’s employment is terminated due to death or disability, Mr. McAnnar or his estate is also entitled to an amount equal to the base salary Mr. McAnnar would have earned in the sixty day period following his death or permanent disability, the limited death, disability, and income continuation benefits provided under any applicable plan, and pro-rata vesting of the McAnnar Restricted Shares calculated as if his restricted stock had vested monthly.

If the employment is terminated by the Company without “cause” or Mr. McAnnar resigns for “good reason” (as each of those terms is defined in the agreement), Mr. McAnnar is entitled to receive any unpaid base salary plus accrued paid time off or vacation, pro-rated payment of the performance bonus, an amount equal to Mr. McAnnar’s base salary for a period equal to one month for every year of total employment by the Company and its affiliates up to a maximum of six months, reimbursable expenses, continued health care benefits at Mr. McAnnar’s expense, and pro-rata vesting of the McAnnar Restricted Shares calculated as if his restricted stock had vested monthly. If the employment terminates due to non-renewal of the agreement, Mr. McAnnar is entitled to receive any unpaid base salary plus accrued paid time off or vacation, pro-rated payment of the Performance Bonus, and 50% of the McAnnar Restricted Shares shall immediately vest.

If a “change of control” (generally defined in the agreement at the 50% level) occurs prior to the end of the Term, the agreement is extended automatically for a one-year renewal period beginning on the date of the change of control (a “Post-Change of Control Renewal Period”). If Mr. McAnnar’s employment is terminated during the Post-Change of Control Renewal Period, he is entitled to a one time, lump-sum severance payment equal to 150% of his base salary then in effect, and all restrictions on outstanding equity awards, including the McAnnar Restricted Shares, will lapse such that Mr. McAnnar will be fully vested in such awards.

Cory Smith Employment Agreement

Mr. Smith’s employment agreement provides for Mr. Smith to continue serving as the Company’s Chief Financial Officer through July 13, 2021 and to receive an annual base salary of $180,000, payable at periodic intervals in accordance with the Company’s normal payroll practices. Mr. Smith received (i) a lump sum payment of $50,000 upon the closing of the Merger, and (iii) relocation assistance, including reimbursement for moving costs related to his move to HireQuest corporate headquarters in Goose Creek, South Carolina. Mr. Smith received a discretionary bonus of $10,000 for his service during the fiscal year ended December 31, 2020. He will be eligible for (i) a discretionary bonus with respect to each fiscal year in the Compensation Committee’s sole discretion; and (ii) a performance bonus of up to 50% of his base salary upon achieving the various tiered goals to be specified in the Company’s senior executive bonus plan. Mr. Smith is entitled to vacation and other employee benefits in accordance with the Company’s policies.

Mr. Smith’s employment can be terminated at will. If Mr. Smith’s employment is terminated by the Company without “cause” or by Mr. Smith for “good reason” (as each of those terms is defined in the agreement), he will be entitled to receive (i) his base salary through the end of the Term or for six months, whichever period is longer, (ii) the immediate vesting of all options and other awards held by Mr. Smith under the Company’s equity incentive plans, subject to certain exclusions, and (iii) a pro-rated payment of bonuses.

Mr. Smith was issued 25,000 restricted shares of Company common stock pursuant to the Company’s 2016 Plan, subject to the terms and conditions of the plan (the “Smith Restricted Shares”). The Smith Restricted Shares vest and become unrestricted according to the following schedule: 50% on September 1, 2021, and 6.25% per fiscal quarter for each of the first eight fiscal quarters occurring thereafter; provided, however, that if Mr. Smith’s employment is terminated by the Company “without cause” or Mr. Smith resigns for “good reason”, as provided in his employment agreement, his shares will vest pro-rata based on the months of employment after September 2019 measured in respect to the four-year vesting schedule, and all non-vested shares thereafter will immediately cease vesting and be forfeited. Should Mr. Smith’s employment end for any other reason, all non-vested shares will immediately cease vesting and be forfeited.

Executive Stock Purchase Matching Program

On September 25, 2019, the Board approved an executive stock purchase matching program applicable to Messrs. Hermanns, Smith, and McAnnar, under which the Company will match 20% of the purchases of common stock of the Company that an executive makes during the period ending upon the executive’s termination from employment with the Company (which purchases do not include stock received by the executive as compensation), subject to certain terms and conditions including: the shares issued pursuant to the match will be restricted shares issued under the Company’s 2019 Plan which will not vest until the second anniversary of the date on which the triggering purchase was made; the number of shares of matching restricted stock that the Company can issue to any one executive pursuant to the match may not exceed a value of $25,000 in the aggregate in any one-year period; and the shares of matching restricted stock will only vest if the executive is employed by the Company and/or a subsidiary on the vesting date and owns at least the same number of shares of Company common stock that were matched at the time of the triggering purchase.

Retirement Plans

The Company currently sponsors a qualified 401(k) retirement plan for its corporate employees. Highly compensated employees, including all of the Company’s named executive officers, are not allowed to participate.

Equity Compensation Plan Information Table

Upon adoption of the 2019 Stock Incentive Plan, no further awards shall be made under the 2016 Stock Incentive Plan. However, all then-outstanding awards under the 2016 Stock Incentive Plan continued in effect in accordance with the terms of the 2016 Plan. Accordingly, the following information is provided with respect to our 2016 Stock Incentive Plan and our 2019 Stock Incentive Plan as of December 31, 2020.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	12,916	$5.47	1,399,382
Equity compensation plans not approved by security holders	—	—	—
Total	12,916	$5.47	1,399,382

1.	This information represents aggregate amounts for our 2016 Stock Incentive Plan and our 2019 Stock Incentive Plan as of December 31, 2020.

OTHER MATTERS PRESENTED AT THE ANNUAL MEETING

There are no stockholder proposals for the Annual Meeting. The Company has no knowledge of any other matters that may come before the Annual Meeting and does not intend to present any other matters. However, if any other matters shall properly come before the Annual Meeting or any adjournment, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

STOCKHOLDER PROPOSALS FOR THE 2022 ANNUAL MEETING

Proposals to be included in the Company’s Proxy Statement

Stockholders wishing to submit proposals for inclusion in the Company’s proxy statement for the 2022 annual meeting of stockholders under Rule 14a-8 must ensure that such proposals meet the requirements of Rule 14a-8, in addition to those imposed by our bylaws, and are received by the Company at 111 Springhall Drive, Goose Creek, SC 29445, Attention: John D. McAnnar, on or before January 7, 2022 (unless the date of the 2022 annual meeting is not within 30 days of June 17, 2022, in which case the deadline will be a reasonable time before we begin to print and send the proxy materials for the 2022 annual meeting).

Other Proposals and Nominations

Our bylaws govern the submission of nominations for director or other business proposals that a stockholder wishes to have considered at a meeting of stockholders, but which are not included in our proxy statement for that meeting. Under our bylaws, nominations for director or other business proposals to be addressed at our 2022 annual meeting may be made by a stockholder entitled to vote who has delivered a notice to the Corporate Secretary no later than the close of business on March 23, 2022 and not earlier than February 21, 2022 (unless the date of the 2022 annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the Annual Meeting, in which case, for notice by the stockholder to be timely, it must be so received by the Corporate Secretary not earlier than the close of business on the 120th day prior to the 2022 annual meeting and not later than the close of business on the later of (i) the 90th day prior to the 2022 annual meeting, or (ii) the tenth day following the day on which public announcement of the date of the 2022 annual meeting is first made). The notice must contain the information required by the bylaws. These advance notice provisions are in addition to, and separate from, the requirements that a stockholder must meet in order to have a proposal included in the proxy statement under the rules of the SEC. A proxy granted by a stockholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the above advance notice bylaw provisions, subject to applicable rules of the SEC. Copies of our bylaws are available on our website, www.hirequest.com, by selecting “Invest” and then selecting the “Corporate Governance” tag, or may be obtained from the Corporate Secretary at no charge by requesting a copy in writing.

ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K for the year ended December 31, 2020 (without exhibits) accompanies the notice of meeting and this proxy statement. The Annual Report is incorporated herein by reference. We will furnish to any stockholder, free of charge upon written request, any exhibit described in the list accompanying the Form 10-K. Any request should include a representation that the stockholder was the beneficial owner of shares of our common stock on April 23, 2021, the record date for the 2021 Annual Meeting, and should be directed to John D. McAnnar, Secretary and General Counsel, at 111 Springhall Drive, Goose Creek, SC 29445.

HOUSEHOLDING

The SEC permits companies and intermediaries, such as a brokerage firm or a bank, to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering only one set of proxy materials to that address. This process, which is commonly referred to as “householding,” can effectively reduce our printing and postage costs.

Certain of our stockholders whose shares are held in street name and who have consented to householding will receive only one set of proxy materials per household. If you would like to receive a separate set of proxy materials in the future, or if your household is currently receiving multiple copies of the same items and you would like to receive only a single copy at your address in the future, please contact Householding Department by mail at 51 Mercedes Way, Edgewood, NY 11717 or by telephone at 866-540-7095 and indicate your name, the name of each of your brokerage firms or banks where your shares are held, and your account numbers.

By the Order of the Board of Directors

                                                                                       /s/ John D. McAnnar
John D. McAnnar
Corporate Secretary

April 29, 2021